QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(m)

18 March 2005

STRATEGIC RAIL AUTHORITY

and

GREAT NORTH EASTERN RAILWAY LIMITED

DEFINITIONS AGREEMENT

relating to

THE INTERCITY EAST COAST FRANCHISE AGREEMENT

THIS AGREEMENT IS DATED 18 MARCH 2005

BETWEEN

(1)
STRATEGIC RAIL AUTHORITY, whose principal place of business is at 55 Victoria Street, London, SW1H 0EU (the Authority); and

(2)
GREAT NORTH EASTERN RAILWAY LIMITED, whose registered office is at Sea Containers House, 20 Upper Ground, London SE1 9PF (the Franchisee).

WHEREAS

(A)
The Authority and the Franchisee have entered into the Franchise Agreement, relating to the designation by the Authority on 1 May 2005, pursuant to Section 23(1)(c) of the Act, of certain services for the carriage of passengers by railway as eligible for provision under franchise agreements.

(B)
The Authority and the Franchisee wish to set out in this Agreement definitions of the terms used in the Franchise Agreement.

1.     INTERPRETATION AND DEFINITIONS

        This Agreement, the Franchise Agreement and the Conditions Precedent Agreement together constitute a single agreement, which is a "franchise agreement" for the purposes of the Act, and shall be interpreted in accordance with this Agreement.

2.     CONSTRUCTION AND INTERPRETATION

        In the Franchise Agreement, except to the extent the context otherwise requires:

  (a)
  words and expressions defined in Part I of the Act have the same meanings when used therein provided that, except to the extent expressly stated, "railway" shall not have the wider meaning attributed to it by Section 81(2) of the Act;

  (b)
  words and expressions defined in the Interpretation Act 1978 have the same meanings when used in the Franchise Agreement;

  (c)
  the words "include", "including" and "in particular" are to be construed without limitation;

  (d)
  references to any person include its successors, transferees or assignees;

  (e)
  the words "subsidiary", "wholly owned subsidiary" and "parent undertaking" have the same meaning in the Franchise Agreement as in Sections 258 and 736 of the Companies Act 1985;

  (f)
  references to documents "in the agreed terms" are references to documents initialled by or on behalf of the Authority and the Franchisee;

  (g)
  references in any of the agreements comprising the Franchise Agreement to Recitals, clauses, Schedules, Parts, paragraphs and Appendices are to Recitals, clauses, Schedules, Parts of Schedules, paragraphs of Schedules and Appendices of Schedules of that agreement, unless expressly specified to the contrary, and the Schedules and Appendices form part of the agreement in which they appear;

  (h)
  references in any Schedule in any of the agreements comprising the Franchise Agreement to a Part, paragraph or Appendix are references to a Part, paragraph or Appendix of that Schedule (or the relevant Part of a Schedule), unless expressly specified to the contrary;

  (i)
  headings and references to headings shall be disregarded in construing the Franchise Agreement;

  (j)
  references to any enactment include any subordinate legislation made from time to time under such enactment and are to be construed as references to that enactment as for the time being amended or modified or to any enactment for the time being replacing or amending it and references to any subordinate legislation are to be construed as references to that legislation as for the time being amended or modified or to any legislation for the time being replacing or amending it;

  (k)
  references to an agreement or any other document shall be construed as referring to that agreement or document as from time to time supplemented, varied, replaced, amended, assigned or novated;

  (l)
  words importing the masculine gender include the feminine and vice-versa, and words in the singular include the plural and vice-versa;

  (m)
  wherever provision is made for the giving or issuing of any notice, endorsement, consent, approval, waiver, certificate or determination by any person, unless otherwise specified, such notice, endorsement, consent, approval, waiver, certificate or determination shall be in writing and the words "notify", "consent", "endorse", "approve", "waive", "certify" or "determine" and other cognate expressions shall be construed accordingly;

  (n)
  references to materials, information, data and other records shall be to materials, information, data and other records whether stored in electronic, written or other form;

  (o)
  references to the period of validity of any Fare are references to its period of validity excluding any rights of any purchaser thereof to extend such period under the Passenger's Charter, any equivalent document, or the terms and conditions attaching to such Fare (including any applicable conditions of carriage) in the event of the cancellation or delay of any of the railway passenger services for which such Fare is valid;

  (p)
  references to stations at which any train calls include stations at which such train commences or terminates its journey;

  (q)
  references to "railway passenger services" are to be construed subject to Section 214 of the Transport Act;

  (r)
  references to the provision of railway passenger services include the organisation of the relevant train movements and making the necessary arrangements with Network Rail or any other relevant Facility Owner;

  (s)
  references in lower case letters to terms defined in clause 3 of this Agreement shall be construed, where relevant, as being references to the terms defined as such in the franchise agreement or relevant agreement made under Section 30 of the Act or Section 211 or 213 of the Transport Act with any other Train Operator;

  (t)
  references to amendments or variations of contracts or arrangements include assignments, novations or other transfers of rights or obligations (in whole or in part) under such contracts or arrangements;

  (u)
  references to sums of money being expended by the Franchisee shall be to such sums exclusive of Value Added Tax;

  (v)
  references to the words "shall not be liable" are to be construed as meaning that no contravention of the Franchise Agreement and no Event of Default shall arise as a result of the matter to which such words relate; and

  (w)
  references to a "contravention of this Agreement" (and cognate expressions) are to be construed as meaning a breach of the Franchise Agreement.

3.     DEFINITIONS

        In the Franchise Agreement, except to the extent the context otherwise requires, the following words and expressions have the following meanings:

        2003 Nominal Ticket Sales has the meaning given to it in paragraph 3 of Schedule 5.4 (Regulation of Fares Basket Values);

        2003 Ticket Price has the meaning given to it in paragraph 6.3 of Schedule 5.7 (Changes to Fares and Fares Regulation);

        2003 Ticket Revenue has the meaning given to it in paragraph 4.1 of Schedule 5.4 (Regulation of Fares Basket Values);

        Access Agreement has the meaning given to the term "access agreement" in Section 83(1) of the Act;

        Act means the Railways Act 1993 (as modified, amended or replaced by the Transport Act 2000) and any regulations or orders made thereunder;

        Actual Operating Costs means:

  (a)
  the Franchisee's total operating expenses for the period being reviewed as stated in its profit and loss account (including all amounts paid or payable to the Authority and taxation and dividends paid or payable, but excluding depreciation, amortisation and other non-cash items); and

  (b)
  either:

  (i)
  plus any reduction in total creditors over such period; or

  (ii)
  less any increase in total creditors over such period (where total creditors include rolling stock vehicle-related creditors due within one year, but exclude season ticket liabilities and capital borrowings);

        Actual Passenger Demand has the meaning given to it in paragraph 1 of Schedule 1.5 (Information about Passengers);

        Actuary has the meaning given to it in the Pension Trust;

        Affiliate means, in respect of any person, any person by which that person is Controlled or which is Controlled by that person, or any person which is Controlled by any other Affiliate of that person;

        Ancillary Service means any service specified in paragraph 5 of Schedule 1.7 (Franchise Services);

        Annual Audited Accounts means the accounts of the Franchisee which:

  (a)
  comply with paragraph 3.11 of Schedule 13.2 (Information); and

  (b)
  are delivered to the Authority by the Franchisee in accordance with paragraph 3.9 of Schedule 13.2 (Information) and certified by its auditors as fair and true;

        Annual Financial Statements means the final draft financial statements of the Franchisee which:

  (a)
  comply with paragraph 3.11 of Schedule 13.2 (Information);

  (b)
  give a fair and true view of the amount of Revenue earned by the Franchisee during any Franchisee Year (or part thereof), excluding:
  (i)
  any Revenue Share Adjustments paid or payable by the Franchisee to the Authority in respect of that Franchisee Year; and

    (ii)
    any Revenue Support Adjustments received or receivable from the Authority by the Franchisee in respect of that Franchisee Year;
  (c)
  contain:
  (i)
  a breakdown of the amount of Revenue referred to in paragraph (b), identifying the amount earned of each revenue flow specified in the definition of Revenue; and

  (ii)
  any explanatory notes which the Franchisee reasonably believes would assist the Authority in fulfilling the purpose referred to in paragraph (d); and

  (d)
  are delivered to the Authority by the Franchisee in accordance with paragraph 3.7 of Schedule 13.2 (Information) for the sole purpose of calculating any Revenue Share Reconciliation Amount or any Revenue Support Reconciliation Amount;

        Annual Franchise Payment means, in relation to any Franchisee Year, the amount determined in accordance with Schedule 8.2 (Annual Franchise Payments);

        Annual Management Accounts means the management accounts of the Franchisee which:

  (a)
  comply with paragraph 3.10 of Schedule 13.2 (Information); and

  (b)
  are delivered to the Authority by the Franchisee in accordance with paragraph 3.6 of Schedule 13.2 (Information);

        Annual Season Ticket means a Season Ticket Fare which is valid in Standard Class Accommodation from (and including) the day on which it first comes into effect until (but excluding) the day which falls 12 months after such day;

        ATOC means the Association of Train Operating Companies;

        Authority Risk Assumptions means those assumptions set out in Schedule 9.4 (Authority Risk Assumptions);

        Average Earnings Index means the average earnings index:

  (a)
  for the whole economy of the United Kingdom;

  (b)
  seasonally adjusted; and

  (c)
  excluding bonuses,

as published from time to time by the Office for National Statistics or, if such index shall cease to be published or if there is a material change in the basis of the index, such other average earnings index as the Authority may, after consultation with the Franchisee, determine to be appropriate in the circumstances;

        Bank means a person which has a permission under Part IV of the Financial Services and Markets Act 2000 to carry on one or more of the regulated activities provided thereunder and which is reasonably acceptable to the Authority;

        Bank Holiday means a Weekday on which banks in the City of London are not open for business;

        Benchmark means any of the Cancellations Benchmark, Capacity Benchmark, Network Rail Benchmark and Service Delivery Benchmark;

        Benchmark Table means, in relation to:

  (a)
  the Cancellations Benchmark, the table set out in Appendix 1 (Cancellations Benchmark Table) to Schedule 7.1 (Performance Benchmarks);

  (b)
  the Capacity Benchmark, the table set out in Appendix 2 (Capacity Benchmark Table) to Schedule 7.1;

  (c)
  the Network Rail Benchmark, the table set out in Appendix 3 (Network Rail Benchmark Table) to Schedule 7.1; and

  (d)
  the Service Delivery Benchmark, the table set out in Appendix 4 (Service Delivery Benchmark Table) to Schedule 7.1;

        Bond Provider means any person or persons who may provide or be an obligor under a Performance Bond or Season Ticket Bond from time to time and who shall, unless the Authority otherwise agrees, be a Bank;

        Bond Year means the period beginning on the Franchise Commencement Date and ending on 31 March 2006 and any subsequent period of 13 Reporting Periods beginning on the day after the end of the preceding Bond Year provided that:

  (a)
  the Franchisee and the Authority may agree to vary the Reporting Period in which a Bond Year ends from time to time; and

  (b)
  the last Bond Year shall expire on the expiry of the Franchise Period and may be a period of less than 13 Reporting Periods unless otherwise agreed;

        Brand Licence means a licence between the Authority (or any company wholly owned by the Authority) and the Franchisee in respect of any registered or unregistered trade marks, including the licences set out in paragraph 5 of Appendix 2 (List of Conditions Precedent Documents) to the Conditions Precedent Agreement;

        Breach Performance Level means, in relation to a Benchmark for any Reporting Period, the number set out in column 4 of the Benchmark Table relating to that Benchmark and in the row of that table for that Reporting Period;

        Business Action Plan means an action plan produced by the Franchisee in relation to the delivery of any outcome anticipated by its Business Plan, in accordance with paragraph 2.7 of Schedule 13.2 (Information);

        Business Plan means the Initial Business Plan or any Updated Business Plan, as the context requires, to be delivered in accordance with paragraphs 2.1 to 2.4 of Schedule 13.2 (Information);

        Cancellation means a Passenger Service:

  (a)
  which is included in the Plan of the Day and which is cancelled and attributed to the Franchisee pursuant to its Track Access Agreement;

  (b)
  which is included in the Plan of the Day and which operates less than 50 per cent. of its scheduled mileage for reasons attributed to the Franchisee pursuant to its Track Access Agreement; or

  (c)
  which is omitted from the Plan of the Day, or included in it in a modified form that does not enable the Franchisee to operate more than 50 per cent. of such Passenger Service's scheduled mileage, without the Franchisee discharging its obligations under Schedule 1.2 (Operating Obligations) in relation thereto;

        Cancellations Benchmark means any of the performance levels in respect of Cancellations and Partial Cancellations set out in the Cancellations Benchmark Table;

        Cancellations Benchmark Table means the table set out in Appendix 1 (Cancellations Benchmark Table) to Schedule 7.1 (Performance Benchmarks);

        Capacity Benchmark means any of the performance levels in respect of the capacity operated in delivering the Passenger Services set out in the Capacity Benchmark Table;

        Capacity Benchmark Table means the table set out in Appendix 2 (Capacity Benchmark Table) to Schedule 7.1 (Performance Benchmarks);

        Capacity Monitoring Point means any point that the Authority reasonably determines from time to time for measuring passenger carrying capacity on the Passenger Services;

        Capital Expenditure has the meaning given to it in paragraph 2.4 of Schedule 19 (Other Provisions);

        Centre for Rail Skills means the organisation of that name to improve training and development of railway employees;

        Certificate of Commencement means the certificate to be issued by the Authority pursuant to the Conditions Precedent Agreement;

        Change means:

  (a)
  a change to the Service Level Commitment previously in force pursuant to the issue of a new Service Level Commitment in accordance with paragraph 9 of Schedule 1.1 (Service Development);

  (b)
  the occurrence of a change to the railway passenger services required to be operated by another franchisee or franchise operator by the Authority which may reasonably be expected to have a material effect on the cost and revenues of providing the Passenger Services;

  (c)
  any action that the Franchisee is required to take pursuant to paragraph 14.1(a) and/or 14.1(b) of Schedule 1.1;

  (d)
  a change effected pursuant to paragraph 6 of Schedule 1.2 (Operating Obligations), including as a result of any action that the Franchisee is required to take pursuant to paragraph 8.1(a) of Schedule 1.2 in respect of any Strategy or plan referred to in paragraph 8.1(a) of Schedule 1.2 published, endorsed or varied by the Authority after the Franchise Commencement Date;

  (e)
  a change to the Authority's standards in respect of alternative transport arrangements, as referred to in paragraph 8.2(b) of Schedule 1.2, from the Authority's standards which are current as at the date of signature of this Agreement;

  (f)
  any amendments that the Authority may make to any Service Quality Standard pursuant to paragraph 1 of Schedule 1.3 (Additional Service Specifications);

  (g)
  the implementation by the Franchisee of the Olympic Services Delivery Plan pursuant to paragraph 3 of Schedule 1.3 insofar as such implementation results in the imposition of costs on and the receipt of revenue by the Franchisee;

  (h)
  the imposition of any costs associated with Traveline attributed to the Franchisee in accordance with a national settlement plan approved by the Authority;

  (j)
  if and whenever the Authority approves an amendment or proposed amendment to an Inter-Operator Scheme, as referred to in paragraph 5 of Schedule 2.5 (Transport, Travel and Other Schemes), to the extent and only to the extent that the Franchisee makes a saving as a consequence of such amendment or proposed amendment;

  (k)
  if and to the extent that the Authority and the Franchisee agree or the Authority serves written notice on the Franchisee, exercising its right to call any Priced Option:

  (i)
  informing the Franchisee that such Priced Option is to be exercised on different terms from those specified in respect of that Priced Option in Schedule 3 (Priced Options); and/or

    (ii)
    at any time after the last date for exercise of such Priced Option;

  (l)
  the imposition, subject to the provisions of paragraph 2.6 of Schedule 4.2 (Persons with Disabilities and Disability Discrimination), of any increased access charges in respect of DDA Requirements at stations at which the Passenger Services call, other than stations where the Franchisee is Facility Owner;

  (m)
  if and whenever the Authority exercises its power pursuant to paragraph 5 of Schedule 5.7 (Changes to Fares and Fares Regulation) to alter the obligations of and restrictions on the Franchisee under Schedule 5 (Fares);

  (n)
  if and whenever the Franchisee is obliged to charge Value Added Tax on a Fare or there is an increase or decrease in the rate of Value Added Tax which it must charge on such Fare, in either case due to a change in the Value Added Tax treatment of the provision of Passenger Services;

  (o)
  if there is a Charge Variation;

  (p)
  if and whenever there is a Change of Law (excluding any Change of Law to the extent that results in an adjustment to the Franchise Payments pursuant to Schedule 8.4 (Track Access Adjustments and Station Charge Adjustments));

  (q)
  if and whenever an event occurs which represents a change from the Authority Risk Assumptions described in Schedule 9.4 (Authority Risk Assumptions);

  (r)
  if and whenever the Authority requests the Franchisee to take any action under paragraph 9.4 of Schedule 13.2 (Information) in accordance with its terms, save that any adjustment to the Franchise Payments under Schedule 9 (Changes) in respect of any maintenance or support costs incurred pursuant to such paragraph 9.4 shall only be made to the extent that such maintenance and support costs are over and above the maintenance and support costs of any Computer System that is replaced;

  (s)
  if and whenever the Franchisee is required to take any action under paragraph 9.4 of Schedule 13.2 in accordance with its terms;

  (t)
  a Variation to the terms of the Franchise Agreement pursuant to paragraph 1 of Schedule 19 (Other Provisions); or

  (u)
  any 2 or more of the foregoing that the Authority groups together in accordance with any procedures issued by it pursuant to paragraph 1.5 of Schedule 19 (Other Provisions);

        Change of Law means the coming into effect after the date of the Franchise Agreement of:

  (a)
  Legislation; or

  (b)
  any applicable judgment of a court of Law which changes a binding precedent,

the terms of which apply only to the railway industry, a particular section of the railway industry or the provision of services to the railway industry and not to other transport modes or to industries other than the railway industry, and without limitation:

    (i)
    excluding any changes in Taxation;

    (ii)
    excluding any changes which were foreseeable at the date of the Franchise Agreement, and for this purpose, but without limitation, there shall be regarded as foreseeable any Legislation which on the date of the Franchise Agreement has been published:

    (A)
    in a draft parliamentary bill as part of a government departmental consultation paper;

      (B)
      in a parliamentary bill;

      (C)
      in a draft statutory instrument; or

      (D)
      as a proposal in the Official Journal of the European Communities except to the extent that such proposal is intended to apply solely within member states other than the United Kingdom,

      to the extent that the same is subsequently enacted in substantially the same form as the form in which it was previously so published. In relation to the application of this sub-paragraph (ii), each TSI shall be considered separately.

        Change of Law (1) includes any Legislation, which only applies to the railway industry, which is made under the Health and Safety at Work etc. Act 1974 and which is not excluded under (i) and (ii) (a Specifically Included Change of Law), but (2) excludes any Legislation (other than a Specifically Included Change of Law) which is made with the intention or effect of specifically applying to (or disapplying in relation to) the railway industry any other Legislation which does not apply only to the railway industry;

        Charge Variation means a variation:

  (a)
  to a Relevant Agreement; and

  (b)
  which is effected as a result of a Charging Review (including any variation effected in connection with an Incremental Output Statement Charge);

        Charging Review means:

  (a)
  the exercise by the Regulator of his powers under:

  (i)
  Part 7 of Schedule 7 of the Track Access Agreement or any Replacement Agreement which is deemed to be a Relevant Agreement in accordance with the definition of that term;

  (ii)
  Condition F11.5 of the Franchise Station Access Conditions in relation to any station which is not an Independent Station; and

  (iii)
  Condition 42.5 of the Independent Station Access Conditions in relation to any station which is an Independent Station;

  (b)
  the following by the Regulator of the procedure in Schedule 4A of the Act;

  (c)
  the exercise by the Regulator of any powers of the Regulator or the following of any other procedure, which, in the Authority's reasonable opinion:

  (i)
  has an equivalent effect to; or

  (ii)
  is intended to fulfil the same function as,

    any of the powers referred to in paragraphs (a) or (b) in relation to any Relevant Agreement. For this purpose, Relevant Agreement includes any Relevant Agreement which is not the subject of any previous Charging Review); or

  (d)
  any amendment to a Relevant Agreement, or entry into a new Relevant Agreement which is approved by the Regulator to the extent that it relates to an Incremental Output Statement Charge or a scheme to which that charge relates;

        Charter Service means a railway passenger service, whether operated on the same routes as the Passenger Services or not:

  (a)
  which is not reflected in the Timetable;

  (b)
  which does not conform to the pattern of railway passenger services normally provided by the Franchisee;

  (c)
  for which the advance booking or booking arrangements for seats on the relevant service are materially different from those generally applicable to the Passenger Services;

  (d)
  for which tickets are available on a restricted basis or on terms and conditions materially different from those generally applicable to the Passenger Services; and/or

  (e)
  for which the departure time, journey time and calling pattern are materially different from those of the Passenger Services,

and which, in the opinion of the Authority, is not a railway passenger service provided by the Franchisee as part of the Passenger Services;

        Child Price means, in relation to any Fare, the amount charged or chargeable to a person under the age of 16 in respect of such Fare;

        Closed Scheme Employees has the meaning given to it in paragraph 3(a) of Schedule 16 (Pensions);

        Closed Schemes has the meaning given to it in paragraph 3(b) of Schedule 16 (Pensions);

        Closure means a closure under Part I of the Act of any of the Passenger Services or of any network on which the Passenger Services may be operated or of any of the Stations or Depots or of any part of such network or Depot or Station;

        Code of Practice means the code of practice for protecting the interests of users of railway passenger services or station services who have disabilities, as prepared, revised from time to time and published by the Authority pursuant to Section 71B of the Act;

        Collateral Agreement means an agreement which is required to be entered into by the Franchisee with Network Rail or any other franchisee as a condition to any Access Agreement of which the Franchisee is the beneficiary;

        Commencement Transfer Scheme has the meaning given to it in clause 4.1 of the Conditions Precedent Agreement;

        Committed Obligations means any of the Franchisee's obligations listed in Schedule 1.6 (Committed Obligations);

        Commuter Fare means any:

  (a)
  Weekly Season Ticket;

  (b)
  Monthly Season Ticket;

  (c)
  Quarterly Season Ticket;

  (d)
  Annual Season Ticket;

  (e)
  unrestricted Single Fare; and

  (f)
  unrestricted Return Fare,

in each case between any Station and any other station where the Passenger Services call;

        Commuter Fares Basket means the grouping of Commuter Fares:

  (a)
  determined by the Authority pursuant to Schedule 5.3 (Allocation of Fares to Fares Baskets);

  (b)
  for the purposes of regulating their aggregate Prices or Child Prices, as the case may be, in accordance with Schedule 5.4 (Regulation of Fares Basket Values);

  (c)
  amended by the Authority from time to time in accordance with Schedule 5.7 (Changes to Fares and Fares Regulation); and

  (d)
  set out in the Commuter Fares Document;

        Commuter Fares Document means the document in the agreed terms marked CFD as the same may be amended from time to time in accordance with Schedule 5.7 (Changes to Fares and Fares Regulation);

        Compulsory Inter-available Flow has the meaning given to it in the Ticketing and Settlement Agreement;

        Computer System means computer hardware and computer software, including licensed third party software and data protocols;

        Conditions Precedent Agreement means the agreement between the Authority and the Franchisee dated the date hereof, specifying the conditions precedent effecting the Franchise Agreement;

        Connection means a connection (however described) between any of the Passenger Services provided by the Franchisee and any other railway passenger service provided by it or any other Train Operator or any bus, ferry or shipping service and cognate phrases shall be construed accordingly;

        Connection Agreement means any agreement entered into by the Franchisee and Network Rail on or before the Franchise Commencement Date relating to the connection of a Depot to the relevant part of the network;

        Contingency Plan has the meaning given to it in paragraph 1(a)(iv) of Schedule 10.4 (Force Majeure);

        Continuation Review Date means the date which occurs 18 Reporting Periods prior to the Initial Expiry Date;

        Continuation Review Period means the 13 Reporting Periods prior to the Continuation Review Date;

        Contract Manager means a person appointed by the Franchisee to undertake the responsibilities of such person set out in Schedule 11 (Agreement Management Provisions);

        Control means, in respect of a person, that another person (whether alone or with others and whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise):

  (a)
  has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of that person or of any other person which Controls that person;

  (b)
  controls or has the power to control the affairs and policies of that person or of any other person which Controls that person;

  (c)
  is the parent undertaking of that person or of any other person which Controls that person; or

  (d)
  possesses or is, or will be at a future date, entitled to acquire:

  (i)
  30 per cent. or more of the share capital or issued share capital of, or of the voting power in, that person or any other person which Controls that person;

  (ii)
  such part of the issued share capital of that person or any other person which Controls that person as would, if the whole of the income of such person were distributed, entitle him to receive 30 per cent. or more of the amount so distributed; or

    (iii)
    such rights as would, in the event of the winding-up of that person or any other person which Controls that person or in any other circumstances, entitle him to receive 30 per cent. or more of the assets of such person which would then be available for distribution;

        Creating has the meaning given to it in the Ticketing and Settlement Agreement and cognate expressions shall be construed accordingly;

        DDA means the Disability Discrimination Act 1995;

        DDA Claim has the meaning given to it in paragraph 3.1 of Schedule 4.2 (Persons with Disabilities and Disability Discrimination);

        DDA Requirements means the duties of a provider of services under Sections 21(2)(a), 21(2)(b) and 21(2)(c) of the DDA;

        Default Performance Level means, in relation to a Benchmark for any Reporting Period, the numbers set out in column 5 of the Benchmark Table relating to that Benchmark and in the row of that table for that Reporting Period;

        Defined Contribution Arrangement has the meaning given to it in the Railways Pensions Scheme;

        Departure Stationhas the meaning given to it in paragraph 2(b) of Appendix 2 (Alternative Transport) to Schedule 1.4 (Passenger Facing Obligations);

        Depot means a depot in respect of which the Franchisee has entered into a Depot Lease;

        Depot Condition Maintenance Programme has the meaning given to it in paragraph 3.4 of Schedule 4.1 (Franchise Facilities);

        Depot Lease means:

  (a)
  any lease of a depot set out in paragraph 4.2 of Appendix 2 (List of Conditions Precedent Documents) to the Conditions Precedent Agreement; or

  (b)
  or any other depot in relation to which the Franchisee becomes the Facility Owner at any time during the Franchise Period;

        Designated Employer has the meaning given to it in the Pension Trust;

        Destination Station has the meaning given to it in paragraph 2(b) of Appendix 2 (Alternative Transport) to Schedule 1.4 (Passenger Facing Obligations);

        Direct Agreement means any agreement made, or to be made, from time to time between the Authority and the counterparty of a Key Contract in relation to such Key Contract, including any agreement entered into by the Authority under Schedule 14.3 (Key Contracts);

        Disabled People's Protection Policy means the Franchisee's policy for the protection of persons with disabilities which the Franchisee is required to establish and review from time to time in accordance with the conditions of its Licences in respect of the operation of railway passenger services and/or stations;

        Disabled Person has the meaning given to it in the DDA;

        Disabled Person's Reporting System means the system known as the Disabled Person's Reporting System (forming part of the national rail "Computer Reservation System") as described in the Code of Practice as at the date of this Agreement;

        Discount Card has the meaning given to it in the Ticketing and Settlement Agreement;

        Discount Fare Scheme means:

  (a)
  a discount fares scheme set out in paragraph 4 of the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes); or

  (b)
  any other discount fare scheme approved from time to time by the Authority for the purposes of Section 28 of the Act,

in each case until such time as it may cease to be approved by the Authority for the purposes of Section 28 of the Act;

        Dispute Resolution Rules means the procedures for the resolution of disputes known as "The Railway Industry Dispute Resolution Rules", as amended from time to time in accordance with the terms thereof;

        Disputes Secretary means the person appointed as Disputes Secretary from time to time in accordance with the Dispute Resolution Rules;

        Equivalent Fare has the meaning given to it in paragraph 6.1 of Schedule 5.7 (Changes to Fares and Fares Regulation);

        Equivalent Flow has the meaning given to it in paragraph 6.1(b) of Schedule 5.7 (Changes to Fares and Fares Regulation);

        Escrow Documents has the meaning given to it in paragraph 1.1 of Schedule 9.2 (Identity of the Financial Model etc.);

        Estimated Revisions has the meaning given to it in paragraph 2.1 of Schedule 9.1 (Financial Consequences of Change);

        Evening Peak means, in relation to any Passenger Service departing from King's Cross during the period between 1600 and 1859 during a Weekday or such continuous evening 3 hour period as the Authority may specify from time to time;

        Event of Default means any of the events set out in paragraph 2 of Schedule 10.3 (Events of Default and Termination Event);

        Excluded Liabilities has the meaning given to it in clause 4.2 of the Conditions Precedent Agreement;

        Expiry Date means:

  (a)
  the Initial Expiry Date;

  (b)
  if the conditions in paragraph 1.2 of Schedule 18 (Franchise Continuation Criteria) are satisfied, 31 March 2015 (subject to paragraph 1.4 of Schedule 18); or

  (c)
  the date to which the Franchise Agreement is continued in accordance with paragraph 1.5 of Schedule 18;

        Facility Owner has the meaning given to the term facility owner in Section 17(6) of the Act;

        Fare means:

  (a)
  for the purposes of Schedules 5.3 (Allocation of Fares to Fares Baskets) to 5.8 (Fares Regulation Information and Monitoring) (inclusive) only, a Fare which is:

  (i)
  valid for a journey or journeys on the Passenger Services included in the Timetable or other railway passenger services which are required to be included in another relevant Train Operator's passenger timetable by the Authority;

    (ii)
    sold under the Travelcard Agreement; or

    (iii)
    a Cross-London Ticket (as defined in the Through Ticketing (Non-Travelcard) Agreement); and

  (b)
  for the purposes of paragraph 3 of Schedule 1.4 (Passenger Facing Obligations), Schedule 5.2 (Franchisee's Obligation to Create Fares) and for all other purposes, the right, exercisable against one or more Train Operators, subject to any applicable rights or restrictions and the payment of the relevant price, to make one or more journeys on the network or to carry on such a journey an item of luggage or an animal (where this right does not arise under the relevant conditions of carriage except on the(75) payment of a fee) and, where applicable, to obtain goods or services from a person;

        Fare Year means the period from 1st January in any year to 31st December in the same year;

        Fares Basket means either the Commuter Fares Basket or the Protected Fares Basket;

        Fares Document means any of the Commuter Fares Document and the Protected Fares Document;

        Fares Setting Round has the meaning given to it in the Ticketing and Settlement Agreement;

        Financial Action Plan means any action plan produced by the Franchisee pursuant to paragraph 3.3(f) of Schedule 13.2 (Information), where the level of its financial performance specified in the Management Accounts is worse than forecast by the Franchisee in its current Business Plan;

        Financial Model means the Franchisee's financial model deposited with the Authority on the date of this Agreement and as subsequently revised in each case in accordance with Schedule 9.2 (Identity of the Financial Model etc.);

        Financial Services Authority means the independent non-governmental body given statutory powers by the Financial Services and Markets Act 2000;

        Flow has the meaning given to it in the Ticketing and Settlement Agreement;

        Force Majeure Event means any of the events described as such in paragraph 1 of Schedule 10.4 (Force Majeure) where the conditions specified in paragraph 2 of Schedule 10.4 are satisfied;

        Forecast Modified Revenue means, in relation to any Reporting Period, the items specified in the definition of Modified Revenue, as most recently forecast for that Reporting Period pursuant to paragraph 3.4 of Schedule 13.2 (Information);

        Forecast Operating Costs means, in relation to any Reporting Period, the items specified in the definition of Actual Operating Costs, as most recently forecast for that Reporting Period pursuant to paragraph 3.4 of Schedule 13.2 (Information);

        Forecast Passenger Demand means the forecast by the Franchisee pursuant to paragraphs 6.1 of Schedule 1.1 (Service Development) and 1.4 of Schedule 1.5 (Information about Passengers) in respect of:

  (a)
  the number of passengers travelling in each class of accommodation:

  (i)
  on each Passenger Service;

  (ii)
  on each Route; and/or

  (iii)
  at any station or between any stations; and

  (b)
  the times of day, week or year at which passengers travel,

for the period in respect of which the next Timetable is to apply and for 5 years following the date of the forecast, even if such 5 year period extends beyond the Franchise Term;

        Franchise Agreement means the agreement between the Authority and the Franchisee dated the date hereof, which constitutes a single agreement together with the Conditions Precedent Agreement and this Agreement and which is a "franchise agreement" for the purposes of the Act;

        Franchise Assets means the property, rights and liabilities designated as such pursuant to paragraph 1 of Schedule 14.4 (Designation of Franchise Assets) but excluding such property, rights or liabilities as shall, in accordance with the terms of the Franchise Agreement, cease to be so designated;

        Franchise Commencement Date means the date and, where relevant, the time stated in the Certificate of Commencement as being the date on which (and, where relevant, the time at which) the Franchisee is to commence operating the Franchise Services;

        Franchise Employee means:

  (a)
  any employee of the Franchisee from time to time; and

  (b)
  any other person employed by the Franchisee or any of its Affiliates or any subcontractor or delegate of any of the Franchise Services whose contract of employment may be transferred to a Successor Operator following the expiry of the Franchise Period by virtue of the operation of Law (including the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended, replaced or substituted from time to time)) or in respect of whom liabilities arising from a contract of employment or employment relationship may be so transferred;

        Franchise Facilities means the facilities described in the Franchise Facilities Book;

        Franchise Facilities Book has the meaning given to it in paragraph 2.2 of Schedule 4.1 (Franchise Facilities);

        Franchise Letting Process Agreement means the agreement so entitled dated 17 March 2004 between the Authority and the Franchisee entered into by the Franchisee as part of its proposal to secure the provision and operation of the Franchise Services;

        Franchise Manager means a person appointed by the Authority to undertake the responsibilities of such person set out in Schedule 11 (Agreement Management Provisions);

        Franchise Payment means, in relation to any Reporting Period, the amount determined in accordance with paragraph 1.1 of Schedule 8.1 (Franchise Payments);

        Franchise Performance Meeting means a meeting between the Authority and the Franchisee to be held in each Reporting Period in accordance with paragraph 4 of Schedule 11 (Agreement Management Provisions);

        Franchise Period means the period commencing on the Franchise Commencement Date and ending on the Expiry Date or, if earlier, the date of termination of the Franchise Agreement pursuant to clause 2.2(a) of the Conditions Precedent Agreement or Schedule 10 (Remedies and Termination);

        Franchise Sections has the meaning given to it in paragraph 1 of Schedule 16 (Pensions);

        Franchise Services means such of the Passenger Services, the Light Maintenance Services, the Station Services and the Ancillary Services as the Franchisee may provide or operate from time to time, including any of such services as the Franchisee may delegate or subcontract or otherwise secure through any other person from time to time in accordance with the Franchise Agreement;

        Franchise Station Access Conditions has the meaning given to it in the relevant Access Agreement to which it relates;

        Franchise Term means the period commencing on the Franchise Commencement Date and expiring on the Expiry Date;

        Franchisee Access Station means any station at which the Passenger Services call (other than any Station);

        Franchisee Year means any period of 12 months during the Franchise Period beginning on 1 April in any year, except that the first and last such periods may be for a period of less than 12 months and the first such period shall begin on the Franchise Commencement Date and end on 31 March 2006 and the last such period shall end on the last day of the Franchise Period;

        GAAP means UK GAAP as at the date of this Agreement which denotes the corpus of practices forming the basis for determining what constitutes a true and fair view of accounting standards and, where relevant, the accounting requirements of company law and the listing rules of the Financial Services Authority;

        Games means the Olympic Games to be held in 2012, the Franchisee's obligations in respect of which are specified in paragraph 3 of Schedule 1.3 (Additional Service Specifications);

        Gross Revenue means, in relation to any period and any Fare, the gross revenue (excluding any applicable Value Added Tax) to the Franchisee attributable to such Fare over the relevant period, excluding any costs, commissions or other expenses which may be paid or incurred in connection with such Fare;

        Handover Package means a package containing the information and objects specified in the Appendix (Form of Handover Package) to Schedule 15.3 (Handover Package) and such other information and objects as the Authority may reasonably specify from time to time;

        HMRI means Her Majesty's Railway Inspectorate, the operational division of the HSE with prime responsibility for the regulation of health and safety on the railway;

        Hot Standby means any rolling stock vehicle specified in the Train Plan which:

  (a)
  is operationally ready to provide the Passenger Services in the Timetable;

  (b)
  is not already assigned to the delivery of any Passenger Service in the Timetable; and

  (c)
  will only be used to deliver such Passenger Services if:

  (i)
  a rolling stock vehicle scheduled to deliver such Passenger Services is unable to so deliver; and

  (ii)
  Actual Passenger Demand could only be met by the deployment in service of such rolling stock vehicle;

        HR Strategy means the Franchisee's human resources strategy specified in paragraphs 1.2 and 1.3 of Schedule 13.1 (Franchise Management);

        HSE means the Health and Safety Executive appointed under Section 10 of the Health and Safety at Work etc. Act 1974;

        HST Fleet means the Franchisee's fleet of diesel high speed (InterCity 125) locomotives and associated passenger carriages existing at the Franchise Commencement Date;

        IC225 Fleet means the Franchisee's fleet of electric high speed locomotives and associated passenger carriages existing at the Franchise Commencement Date;

        ICC Implementation Plan has the meaning given to it in paragraph 18.4(e) of Part 2 of Schedule 1.6 (Committed Obligations);

        Improvement Plan has the meaning given to it in paragraph 3.14(b) of Schedule 13.2 (Information);

        Improvement Plan Performance Level means, in relation to a Benchmark for any Reporting Period, the number set out in column 3 of the Benchmark Table relating to that Benchmark and in the row of that table for that Reporting Period;

        Incremental Output Statement Charge means the charge to which that description is commonly given, first introduced into Relevant Agreements in April 2001;

        Independent Station has the meaning given to it in paragraph 2.6 of Schedule 8.4 (Track Access Adjustments and Station Charge Adjustments);

        Independent Station Access Conditions has the meaning given to it in the Access Agreement to which it relates;

        Individual Station Charge Adjustment has the meaning given to it in paragraph 2.1 of Schedule 8.4 (Track Access Adjustments and Station Charge Adjustments);

        industrial action has the meaning given to it in paragraph 1(f) of Schedule 10.4 (Force Majeure);

        Information Provision Specification Standard means the Service Quality Standard in respect of the provision of information to passengers by the Franchisee as at the date of the Franchise Agreement, or as amended by the Authority and notified to the Franchisee from time to time in accordance with paragraph 1 of Schedule 1.3 (Additional Service Specifications);

        Initial Business Plan means the business plan (in the agreed terms and marked IBP) to be provided by the Franchisee to the Authority as soon as possible but, in any event, no later than five business days before the Franchise Commencement Date, as described in paragraph 2.1 of Schedule 13.2 (Information), including any adjusted version of such plan resubmitted to the Authority in accordance with paragraph 2.2 of that Schedule);

        Initial Expiry Date means 31 March 2012;

        Initial Permanent Fare has the meaning given to it in the Ticketing and Settlement Agreement;

        Integrated Control Centre has the meaning given to it in paragraph 18.1 of Part 2 of Schedule 1.6 (Committed Obligations);

        Integrated Transport Schemes means those schemes which relate to the integration of any other form of transport with the Franchise Services:

  (a)
  listed in the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes); or

  (b)
  designated as such in accordance with paragraph 1.1 of Schedule 2.5;

        Integrated Transport Smartcard Organisation means the organisation created by passenger transport executives, bus operators and Train Operators for the development and promotion of smartcards for use on transport;

        Interest Rate means a rate equivalent to 2 per cent. per annum above the base lending rate published by Royal Bank of Scotland plc (or such other bank as the Authority may, after consultation with the Franchisee, determine from time to time) during any period in which an amount payable under the Franchise Agreement remains unpaid;

        Inter-Operator Schemes means:

  (a)
  the schemes, agreements and/or contracts set out in paragraph 5 of the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes) which have been approved by the Authority and which relate to arrangements between the Franchisee and other participants in the railway industry;

  (b)
  any other scheme, agreement and/or contract of a similar or equivalent nature as may from time to time during the Franchise Period amend, replace or substitute, in whole or in part, any of such schemes, agreements and/or contracts; and

  (c)
  any Discount Fare Scheme;

        Key Contract means:

  (a)
  each agreement and contract listed in the Appendix (List of Key Contracts) to Schedule 14.3 (Key Contracts) as at the date of the Franchise Agreement; and

  (b)
  any other agreement, contract, licence or other arrangement to which the Franchisee is a party or under which the Franchisee is the beneficiary from time to time which is designated as such pursuant to Schedule 14.3, but excluding any such agreement, contract, licence or other arrangement which ceases, in accordance with the terms of the Franchise Agreement, to be designated as a Key Contract;

        Key Personnel has the meaning given to it in paragraph 2.4 of Schedule 11 (Agreement Management Provisions);

        KPI Audit means any independent audit of a SQ Audit conducted by the Authority or its agents pursuant to paragraphs 5.1(c), 11.2 or 11.8 of Schedule 7.2 (Key Performance Indicators);

        KPI Audit Score Cards means the audit score cards in the agreed terms and marked KASC;

        KPI Performance Ratio means the Station KPI Performance Ratio and the Train KPI Performance Ratio;

        KPI Risk Element means the KPI risk element identified for each Reporting Period in columns 4 and 5 of the Table set out in the Appendix (Average Profit Table) to Schedule 7.2 (Key Performance Indicators);

        KPIs means the key performance indicators of service quality specified in the KPI Audit Score Cards and audited pursuant to Schedule 7.2 (Key Performance Indicators);

        Law includes any enactment, subordinate legislation, rule, regulation, order, directive or other provision, including those of the European Community, and any judicial or administrative interpretation or application thereof, which has, in each case, the force of Law in the United Kingdom or any part of it (including the Act and the Transport Act);

        Lead Operator has the meaning given to it in the Ticketing and Settlement Agreement;

        Legislation means any enactment or subordinate legislation, rule, regulation, order, directive or other provision including those of the European Community, which has, in each case, the force of Law in the United Kingdom or any part of it, but excluding:

  (a)
  any order under Section 1 of the Transport and Works Act 1992; and

  (b)
  any objectives, instructions, directions or guidance given from time to time to the Authority pursuant to the Act;

        Licences means such licences granted or to be granted under Section 8 of the Act as the Franchisee may be required from time to time to hold under the Act in order to provide or operate the Franchise Services;

        Light Maintenance Service means any service specified in paragraph 4 of Schedule 1.7 (Franchise Services) which may be provided by the Franchisee at the Depots and Stations;

        Local Authority means:

  (a)
  in England, a county council, a district council, a unitary authority, a passenger transport executive, a London borough council, the common council of the City of London, or a council which is established under the Local Government Act 1992 and which is either an authority responsible for expenditure on public passenger transport services within the meaning of Section 88 of the Transport Act 1985 or a local authority for the purposes of Section 93 of the Transport Act 1985;

  (b)
  in Wales, a county council, a district council or a council which is established under the Local Government Act 1972 or the Local Government (Wales) Act 1994;

  (c)
  in Scotland, the Strathclyde Passenger Transport Executive, or a district council or a unitary authority which is established under the Local Government (Scotland) Act 1973 or the Local Government, etc. (Scotland) Act 1994;

  (d)
  in London, the Mayor of London and Transport for London established under the Greater London Authority Act 1999;

  (e)
  any other body or council replacing any of the above from time to time; and

  (f)
  any other body or instrument of local or regional government specified by the Authority from time to time;

        Lock-up Period has the meaning given to it in paragraph 3.2 of Schedule 12 (Financial Obligations and Covenants);

        London Station means any station served by the Railway Passenger Services in the Zones and any Zone to or from which a passenger may travel from or to such station;

        Long Stop Date means 30 April 2005 or such other date:

  (a)
  on or before 30 April 2005 as may be determined by the Authority and notified to the Franchisee if any one or more of the conditions precedent set out in the Conditions Precedent Agreement are not satisfied by 30 April 2005; or

  (b)
  as is agreed between the parties in any circumstances other than those specified in paragraph (a);

        Maintenance Contract means any contract or arrangement to which the Franchisee is a party, which includes the carrying out for the Franchisee of any maintenance work (including light maintenance services) or service provision in respect of rolling stock vehicles used by the Franchisee in the provision of the Passenger Services or for the enforcement of warranties or other rights against a manufacturer in respect of any such rolling stock vehicles;

        Major Flow Operator has the meaning given to it in the Ticketing and Settlement Agreement;

        Major Projects has the meaning given to it in the Network Code;

        Major Station means King's Cross, Edinburgh and Leeds or any other station used in connection with the provision of the Franchise Services where Network Rail becomes the Facility Owner during the Franchise Period;

        Major Station Area means any Station where Network Rail is Facility Owner listed in paragraph 4.3 of Appendix 2 of the Conditions Precedent Agreement;

        Management Accounts means, in relation to any Reporting Period, the Franchisee's management accounts which:

  (a)
  comply with paragraph 3.10 of Schedule 13.2 (Information); and

  (b)
  are delivered to the Authority by the Franchisee in accordance with paragraphs 3.2 and 3.3 of Schedule 13.2;

        Mandatory Modification means a modification or addition to any rolling stock vehicle which is required to be made under any applicable Law or any directive of the Rail Safety and Standards Board Limited or any government authority;

        Marks means such trade marks as the Franchisee may apply to any Primary Franchise Asset or other asset used by it under a Key Contract, which are applied on the expiry of the Franchise Period and are not the subject of a Brand Licence;

        Minor Works has the meaning given to it in paragraph 2.7(a) of Schedule 4.2 (Persons with Disabilities and Disability Discrimination);

        Minor Works' Budget means, as set out in Schedule 1.6, £500,000 for each Franchisee Year allocated by the Franchisee for the purpose of facilitating Minor Works at Stations to improve accessibility of the Stations to persons with disabilities, save that:

  (a)
  for any Franchisee Year which is shorter than 12 months, the amount shall be reduced pro-rata; and

  (b)
  for each Franchisee Year after the first Franchisee Year, the amount specified in paragraph (a) shall be subject to adjustment as follows:

            Minor Works Budget × RPI

            where RPI has the meaning given to it in Schedule 8.2 (Annual Franchise Payments);

        Minor Works' Programme means the Franchisee's programme of Minor Works at Stations to improve accessibility of the Stations to persons with disabilities, developed prior to the start of each Franchisee Year pursuant to paragraph 2.7(b) of Schedule 4.2 (Persons with Disabilities and Disability Discrimination);

        Minutes Delay means the minutes of delay to the Passenger Services that are attributed to the Franchisee or Network Rail, as the case may be, in each case pursuant to the Track Access Agreement and disregarding any minutes of delay that are imputed to Passenger Services that were cancelled;

        Model Changes has the meaning given to it in paragraph 2.2 of Schedule 9.3 (Runs of the Financial Model);

        Modified Revenue means: [omitted]

        Monthly Season Ticket means a Season Ticket Fare which is valid in Standard Class Accommodation from (and including) the day it first comes into effect until (but excluding) the day which falls 1 month after such day;

        Morning Peak means, in relation to any Passenger Service arriving into King's Cross during the period between 0700 and 0959 during a Weekday, or such continuous morning 3 hour period as the Authority may specify from time to time;

        National Passenger Survey means a passenger satisfaction survey which may be carried out by or on behalf of the Authority as described in paragraph 2 of Schedule 1.5 (Information about Passengers);

        National Rail Timetable means the passenger timetable published by Network Rail (currently twice per annum) specifying the timings and stopping patterns of all passenger railway services in Great Britain;

        Network Change has the meaning given to it in the Network Code;

        Network Code means the document now known as the Network Code and formerly known as the Railtrack Track Access Conditions 1995 (as subsequently replaced or amended from time to time) or any equivalent code or agreement applying to any party referred to in the definition of "Network Rail" other than Network Rail Infrastructure Limited;

        Network Rail means in respect of:

  (a)
  the network or any relevant facility:

  (i)
  Network Rail Infrastructure Limited, a company registered in England with registered number 02904587 whose registered office is at 40 Melton Street, London NW1 2EE; and

  (ii)
  any successor in title to the network or any relevant railway facility; or

  (b)
  any new or other sections of network or any relevant new or other railway facilities, the owner (if different);

        Network Rail Benchmark means any of the performance levels in respect of Minutes Delay attributable to Network Rail set out in the Network Rail Benchmark Table;

        Network Rail Benchmark Table means the table set out in Appendix 3 (Network Rail Benchmark Table) to Schedule 7.1 (Performance Benchmarks);

        new insurance arrangements shall have the meaning given to it in paragraph 2.2(b) of Schedule 2.2 (Security of Access Assets, Rolling Stock Leases, Station and Depot Leases);

        New Results means, in relation to any Change, the following, as restated following a Run of the Financial Model in relation to that Change:

  (a)
  the restated amounts of Target Revenue to be specified for each Franchisee Year in Appendix 1 (Target Revenue) to Schedule 8.2 (Annual Franchise Payments);

  (b)
  the restated values of FXD, VCRPI, VCAEI, PRPI and TRRPI to be specified for each Franchisee Year in Appendix 2 (Figures for Calculation of Annual Franchise Payments) and Appendix 3 (Figures to Support Appendix 2: Calculation of Annual Franchise Payments (HRO scheme 1 only)) to Schedule 8.2; and

  (c)
  the restated values of:

  (i)
  annual profit in column 2;

  (ii)
  average profit in column 3;

  (iii)
  Reporting Period KPI Risk Element (Trains) in column 4; and

    (iv)
    Reporting Period KPI Risk Element (Stations) in column 5,

to be specified for each Franchisee Year in the Appendix (Average Profit Table) to Schedule 7.2 (Key Performance Indicators);

        New Station means:

  (a)
  a station not served by railway passenger services as at June 2003, but which has since that time been, or is subsequently, served by railway passenger services which have been, or are subsequently to be, included in the Timetable or in another relevant Train Operator's timetable; and/or

  (b)
  if the Authority requires, a station, other than a Station, at which, with the consent of the Authority (whether by amendment to this Agreement or otherwise) railway passenger services operated by the Franchisee call;

        Non-Fares Basket Fare means a Fare that has been designated as such by the Authority pursuant to paragraph 2.1 of Schedule 5.3 (Allocation of Fares to Fares Baskets);

        Old Results means, in relation to any Change, the following, as produced by the Run of the Financial Model in respect of the immediately preceding Change, or, in relation to the first Change only, the following as at the date hereof:

  (a)
  the amounts of Target Revenue to be specified for each Franchisee Year in Appendix 1 (Target Revenue) to Schedule 8.2 (Annual Franchise Payments);

  (b)
  the values of FXD, VCRPI, VCAEI, PRPI and TRRPI to be specified for each Franchisee Year in Appendix 2 (Figures for Calculation of Annual Franchise Payments) [and Appendix 3 (Figures to Support Appendix 2: Calculation of Annual Franchise Payments (HRO scheme 1 only))] to Schedule 8.2; and

  (c)
  the values of:

  (i)
  annual profit in column 2;

  (ii)
  average profit in column 3;

  (iii)
  Reporting Period KPI Risk Element (Trains) in column 4; and

  (iv)
  Reporting Period KPI Risk Element (Stations) in column 5,

specified for each Franchisee Year in the Appendix (Average Profit Table) to Schedule 7.2 (Key Performance Indicators);

        Off-Peak means, in relation to any Passenger Service, the period of time outside of the Peak;

        Off-Peak Passenger Services means Passenger Services other than Peak Passenger Services;

        OLE Equipment has the meaning given to it in paragraph 15.3 of Part 2 of Schedule 1.6 (Committed Obligations);

        Olympic Services Recovery Plan has the meaning given to it in paragraph 3.3(a) of Schedule 1.3 (Additional Service Obligations);

        Operating Assets has the meaning given to it in paragraph 1.1 of Schedule 14.2 (Maintenance of Operating Assets);

        Operational Model means the operational model in the agreed terms and marked OM of:

  (a)
  the revenue model;

  (b)
  the performance model;

  (c)
  all cost models; and

  (d)
  any other relevant models that have generated input to the Financial Model;

        Parent means GNER Holdings Limited;

        Partial Cancellation means a Passenger Service which is included in the Plan of the Day and in respect of which the Franchisee:

  (a)
  misses a stop;

  (b)
  completes 50 per cent. or more, but less than 100 per cent. of its scheduled journey; or

  (c)
  arrives at its final destination scheduled in the Timetable more than 120 minutes late,

in each case, for reasons which are attributed to the Franchisee pursuant to its Track Access Agreement;

        Participating Employer has the meaning given to it in the Pension Trust;

        passenger carrying capacity means, in relation to a Passenger Service, the capacity of the rolling stock vehicles (as stated in Appendix 1 (The Train Fleet) to Schedule 1.1 (Service Development)) from which the Passenger Service is formed;

        Passenger Change Date means a date upon which significant changes may be made to the Timetable in accordance with or by virtue of the Network Code;

        Passenger Information Plan has the meaning given to it in paragraph 7 of the Information Provision Specification Standard;

        Passenger Services means the Franchisee's railway passenger services specified in any Timetable and/or in any Plan of the Day, including those railway passenger services which the Franchisee may delegate or subcontract or otherwise secure through any other person from time to time in accordance with the Franchise Agreement;

        Passenger's Charter means the Franchisee's service commitments to its passengers in the agreed terms and marked PC, as amended or replaced from time to time with the prior written consent of the Authority in accordance with paragraph 4 of Schedule 1.4 (Passenger Facing Obligations);

        Passenger's Charter Guidelines means the document of the same name issued by or on behalf of the Authority containing the methodology for compiling performance statistics and Passenger's Charter compensation, as amended or replaced from time to time by the Authority after consultation with the Franchisee and with other franchisees whose franchise agreements contain a similar or equivalent obligation for consultation;

        Passenger's Charter Statistics means the record of the Franchisee's performance against the standards specified in the Passenger's Charter for each Reporting Period as published in accordance with paragraph 4.9 of Schedule 1.4 (Passenger Facing Obligations);

        Payment Date means the date for the payment of Franchise Payments in accordance with paragraph 2.3 of Schedule 8.1 (Franchise Payments);

        Peak means the Morning Peak and the Evening Peak;

        Peak Passenger Service means any Passenger Service operated in the Peak;

        Pension Trust means the pension trust governing the Railways Pension Scheme;

        Pensions Committee has the meaning given to it in the Railways Pension Scheme;

        Performance Bond means the performance bond to be provided to the Authority in the form set out in Appendix 1 (Form of Performance Bond) to Schedule 12 (Financial Obligations and Covenants), as replaced or amended from time to time in accordance with Schedule 12;

        Performance Improvement Plan has the meaning given to it in paragraph 3.13(a) of Schedule 13.2 (Information);

        Permitted Aggregate Increase has the meaning given to it in paragraph 4.2 of Schedule 5.4 (Regulation of Fares Basket Values);

        Permitted Individual Increase has the meaning given to it in paragraph 2.2 of Schedule 5.5 (Regulation of Individual Fares);

        Placed in Escrow means:

  (a)
  in respect of the Financial Model, delivery of the Financial Model:

  (i)
  dated the date hereof;

  (ii)
  adjusted to the extent necessary to reflect any time elapsed between the actual Franchise Commencement Date and the date assumed to be the Franchise Commencement Date in the Initial Business Plan; and

  (iii)
  audited following a Run of the Financial Model and updated with any Revised Inputs; and

  (b)
  in respect of the Operational Model, delivery of:

  (i)
  the Operational Model dated the date hereof;

  (ii)
  the Operational Model adjusted to the extent necessary to reflect any time elapsed between the actual Franchise Commencement Date and the date assumed to be the Franchise Commencement Date in the Initial Business Plan; and

  (iii)
  the inputs to the Financial Model derived therefrom following an audit of a Run of the Financial Model; and

  (c)
  in respect of the Record of Assumptions, delivery thereof,

each in accordance with Schedule 9.2 (Identity of the Financial Model etc.);

        Plan of the Day means, in relation to each day during the Franchise Term, the Passenger Services specified in the Timetable or as notified to the Franchisee by Network Rail from time to time, scheduled to be operated on that day;

        Power of Attorney means the power of attorney in favour of the Authority to be executed and delivered by the Franchisee in the agreed terms and marked POA;

        PR Audit means any audit conducted by the Authority or its agents pursuant to paragraph 5.1(b) or 11.4(b) of Schedule 7.2 (Key Performance Indicators) of the consistency and accuracy of the results of a SQ Audit;

        Preceding Year Ticket Price has the meaning given to it in paragraph 2.1 of Schedule 5.5 (Regulation of Individual Fares);

        Preliminary Plans has the meaning given to it in paragraph 3.1 of Part 1 of Schedule 1.6 (Committed Obligations);

        Previous Franchise Agreement means any franchise agreement which terminated on or about the day prior to the Franchise Commencement Date under which services equivalent to the Franchise Services (or a material proportion thereof) were provided by a Train Operator;

        Price means, in respect of any Fare, the price of such Fare before the deduction of any applicable discount to which a purchaser may be entitled, as notified to RSP in accordance with Schedule 5 to the Ticketing and Settlement Agreement;

        Priced Option means any of the options set out in Schedule 3 (Priced Options);

        Primary Franchise Assets means:

  (a)
  the property, rights and liabilities of the Franchisee listed in the Appendix to Schedule 14.4 (Designation of Franchise Assets); and

  (b)
  any other property, rights and liabilities of the Franchisee which is or are designated as such pursuant to Schedule 14.4,

but excluding such property, rights or liabilities as may, in accordance with the terms of the Franchise Agreement, cease to be so designated;

        profit means profit before corporation tax, determined in accordance with GAAP;

        Project Mallard has the meaning given to it in paragraph 2.1 of Part 2 of Schedule 1.6 (Committed Obligations);

        Projected Revenue means the revenue in any Fare Year which is projected to be attributable to any Fare, determined in accordance with paragraph 3 of Schedule 5.4 (Regulation of Fares Basket Values);

        Property Lease means each lease of the facilities set out in paragraph 4 of Appendix 2 (List of Conditions Precedent Documents) to the Conditions Precedent Agreement and any agreement or lease of a similar or equivalent nature (whether in respect of any such facility or otherwise) which the Franchisee may enter into with a person who has an interest in a network or a railway facility which is to be used for or in connection with the provision or operation of the Franchise Services;

        Protected Employees has the meaning given to it in the Railways Pension (Protection and Designation of Schemes) Order 1994;

        Protected Fare means a Protected Return Fare or a Protected Weekly Season Ticket;

        Protected Fares Basket means the grouping of Protected Fares:

  (a)
  determined by the Authority pursuant to Schedule 5.3 (Allocation of Fares to Fares Baskets);

  (b)
  for the purposes of regulating their aggregate Prices or Child Prices, as the case may be, in accordance with Schedule 5.4 (Regulation of Fares Basket Values);

  (c)
  amended by the Authority from time to time in accordance with Schedule 5.7 (Changes to Fares and Fares Regulation); and

  (d)
  set out in the Protected Fares Document;

        Protected Fares Document means the document in the agreed terms marked PFD as the same may be amended from time to time in accordance with Schedule 5.7 (Changes to Fares and Fares Regulation);

        Protected Proposal has the meaning given to it in paragraph 1.9 of Schedule 19 (Other Provisions);

        Protected Return Fare means:

  (a)
  in respect of a Fare for a Flow for which there was a Saver Return Fare in June 2003, a Return Fare for each such Flow in respect of which the Franchisee is entitled from time to time to set the Price or Child Price under the Ticketing and Settlement Agreement, subject to the following additional rights and restrictions:

  (i)
  it shall be valid for no less than one month;

  (ii)
  it shall be valid all day on a Saturday or Sunday and from no later than 1030 on any other day;

  (iii)
  it need not be valid for any journey:

  (A)
  beginning between 1500 and 1900 on any day other than a Saturday or Sunday;

  (B)
  where such journey begins from a London Station or any station between London and Reading station, Watford station, Luton station, or Stevenage station (inclusively); and

  (C)
  which is in a direction away from London; or

  (b)
  in respect of a Fare for a Flow for which there was no Saver Return Fare in June 2003, a Return Fare for each such Flow in respect of which the Franchisee is entitled from time to time to set the Price or Child Price under the Ticketing and Settlement Agreement, except in each case to the extent that a Return Fare for any such Flow is a Commuter Fare;

        Protected Weekly Season Ticket means a Weekly Season Ticket for any Flow for which there was a weekly season ticket in the fares manuals and systems of the RSP in June 2003 and which the Franchisee is entitled to set the Price or Child Price of under the Ticketing and Settlement Agreement except to the extent that a Weekly Season Ticket for any such Flow is a Commuter Fare;

        Public Performance Measure means the measure of the number of Passenger Services (expressed as a percentage of the number of Passenger Services which are scheduled to be provided under the Plan of the Day) which arrive punctually at their final scheduled destination in the Plan of the Day measured on the basis that:

  (a)
  for this purpose, "punctually" means within 9 minutes 59 seconds of the scheduled arrival time as shown in the Plan of the Day; and

  (b)
  any train which is a Cancellation will be regarded as not arriving punctually;

and as such measure is produced and/or published by the Authority from time to time;

        Public Sector Operator means any person (other than a franchisee in relation to the services provided or operated under its franchise agreement) who provides railway passenger services or operates any station or light maintenance depot pursuant to or under Section 30 of the Act or Sections 211 or 213 of the Transport Act;

        Qualifying Change means a Change which would (if it were subject to a Run of the Financial Model in accordance with Schedule 9 (Changes)) result in adjustments in Franchise Payments over the remaining life of the Franchise Agreement that have a net present value as at the date of the Change in excess of the Threshold Amount, and for the purposes of ascertaining a net present value of the amount of any adjustment in any Franchise Payment, it shall be discounted at the prevailing discount rate per annum (in real terms) stated in HM Treasury's "Green Book Appraisal Guidelines" (which discount rate is 3.5 per cent. per annum (in real terms) at the date of the Franchise Agreement) from the date of receipt of that adjusted Franchise Payment to the date of the Change;

        Quality Plan means the plan specified in paragraph 2.1 of Schedule 13.1 (Franchise Management);

        Quality Report means the report specified in paragraph 2.4 of Schedule 13.1 (Franchise Management);

        Quarterly Season Ticket means a Season Ticket Fare which is valid in Standard Class Accommodation from (and including) the day it first comes into effect until (but excluding) the day which falls 3 months after such day;

        Rail Industry Review means the review of the structure of Britain's railway system announced by the Secretary of State for Transport to the House of Commons on 19th January 2004;

        Rail Passengers' Committee means a passengers' committee established under Section 2 of the Act;

        railway industry standards has the meaning given to it in paragraph 10.1 of Schedule 13.2 (Information);

        Railway Passenger Services means, for the purposes of Schedule 5 (Fares) only, services for the carriage of passengers by railway which are provided by a person who is bound by the Ticketing and Settlement Agreement, or any part of it, and including the Franchisee and any other Train Operator from time to time;

        Railways Pension Scheme means the pension scheme established by the Railways Pension Scheme Order 1994 (No. 1433);

        Record of Assumptions means a document prepared by the Franchisee in the agreed terms and marked ROA or revised in accordance with Schedule 9 (Changes) and Placed in Escrow providing:

  (a)
  detailed assumptions, explanations of assumptions and parameters underlying the Financial Model;

  (b)
  details of how Franchise Payments have been calculated (including by reference to a defined annual profit margin);

  (c)
  a description of the functionality, operation and structure of the Financial Model; and

  (d)
  a description of each input cell, its requirements and its inter-relationship with the Financial Model;

        Reference Fare has the meaning given to it in paragraph 6.1(a) of Schedule 5.7 (Changes to Fares and Fares Regulation);

        Reference Flow has the meaning given to it in paragraph 6.1(a) of Schedule 5.7 (Changes to Fares and Fares Regulation);

        Reference Revenue means the aggregate Gross Revenue recorded by RSP as attributable to sales of all Commuter Fares or Protected Fares for the Financial Year which ended 31st March 2003;

        Regulated Child Price means the Child Price that is permitted to be charged by the Franchisee in respect of any Fare in any Fare Year, determined in accordance with paragraph 2.1 of Schedule 5.5 (Regulation of Individual Fares);

        Regulated Price means the Price that is permitted to be charged by the Franchisee in respect of any Fare in any Fare Year, determined in accordance with paragraph 2.1 of Schedule 5.5 (Regulation of Individual Fares);

        Regulated Value means the Value of any Fares Basket that is permitted in any Fare Year, determined in accordance with paragraph 4.1 of Schedule 5.4 (Regulation of Fares Basket Values);

        Regulations has the meaning given to it in paragraph 2.1 of Schedule 2.5 (Transport, Travel and Other Schemes);

        Relevant Agreement means any Property Lease or Access Agreement in relation to any stations or network which may be used from time to time by the Franchisee in connection with the Franchise Services, as replaced or amended from time to time. If and to the extent that:

  (a)
  following the effective date of any Charge Variation, the Franchisee enters into any Replacement Agreement;

  (b)
  the effect of that Charge Variation is reflected in the terms of the Replacement Agreement; and

  (c)
  the Authority has consented to such Replacement Agreement being entered into and constituting a Replacement Agreement for the purposes of this definition,

then the Replacement Agreement shall be deemed to be a Relevant Agreement;

        Relevant Days has the meaning given to it in paragraph 2.2(a) of Schedule 15.2 (Last 12 or 13 Months of Franchise Period);

        relevant Reporting Period has, for the purposes of paragraph 5.3 of Schedule 12 (Financial Obligations and Covenants) only, the meaning given to it in that paragraph;

        Relevant Terms has the meaning given to it in paragraph 1.2 of Schedule 10.1 (Remedial Plans);

        Remedial Agreement has the meaning given to it in paragraph 1.5 of Schedule 10.1 (Remedial Plans);

        Remedial Plan has the meaning given to it in paragraph 1.2 of Schedule 10.1 (Remedial Plans);

        Remedial Plan Notice has the meaning given to it in paragraph 1.1 of Schedule 10.1 (Remedial Plans);

        Replacement Agreement means an agreement entered into as a replacement for any Relevant Agreement;

        Reporting Accountants means KPMG;

        Reporting Period means:

  (a)
  for the purposes of the Season Ticket Bond, any consecutive 7-day period or any other period, each within a Reporting Period (as defined in paragraph (b)) agreed in accordance with paragraph 5.12 of Schedule 12 (Financial Obligations and Covenants); or

  (b)
  for all other purposes, a period of 28 days, provided that:

  (i)
  the first such period during the Franchise Period shall exclude any days up to but not including the Franchise Commencement Date;

  (ii)
  the first and last such period in any Reporting Year may be varied by up to 7 days by notice from the Authority to the Franchisee;

  (iii)
  each such period shall start on the day following the last day of the preceding such period; and

  (iv)
  the last such period during the Franchise Period shall end on the end of the Franchise Period;

        Reporting Year means a period normally commencing on 1st April in each calendar year, comprising 13 consecutive Reporting Periods;

        Required Commencement Agreements has the meaning given to it in clause 4.1 of the Conditions Precedent Agreement;

        Retail Prices Index means the retail prices index for the whole economy of the United Kingdom and for all items as published from time to time by the Office for National Statistics or, if such index shall cease to be published or there is a material change in the basis of the index or if, at any relevant time, there is a delay in the publication of the index, such other retail prices index as the Authority may, after consultation with the Franchisee, determine to be appropriate in the circumstances;

        Return Fare means a Fare which entitles the purchaser to make, without further restrictions as to the time of day for which the Fare is valid, a journey in each direction in Standard Class Accommodation between the stations and/or the zones for which such Fare is valid and which expires no earlier than 0200 on the day after the day of the outward journey or, if later, the time the relevant return journey may be completed if commenced before 0200;

        Revenue means the gross revenue (without any deduction for operating costs or charges except for commission charged to revenue in the normal course of business) of the Franchisee, as stated in the audited or management accounts and statements submitted to the Authority in accordance with Schedule 13.2 (Information), relating to:

  (a)
  railway passenger services;

  (b)
  the provision of catering services on any Passenger Service;

  (c)
  charging for the use of station car parks;

  (d)
  other revenue directly related to passenger demand for railway passenger services;

  (e)
  payments to the Franchisee by Network Rail under Schedule 4 to the Track Access Agreement;

  (f)
  the "MRE" element of any payments to the Franchisee by Network Rail as provided for under Schedule 8 to the Track Access Agreement, net of MRE payments to Network Rail thereunder;

  (g)
  the revenue element of any paymnets to the Franchise by Network Rail under Condition G or the Network Code; and

  (h)
  retail commission,

but shall not include any Franchise Payment. References in paragraphs (e), (f) and (g) to Schedules to the Track Access Agreement, the Network Code and/or to particular provisions of those Schedules or the Network Code shall be deemed to include any other provisions of, or incorporated in, any Track Access Agreement which the Authority reasonably considers have an equivalent effect or are intended to fulfil the same function. "Target Revenue" defined below, shall be construed by reference to this definition of "Revenue";

        Revenue Share Adjustment means the amount of an adjustment to a Franchise Payment determined in accordance with paragraph 3.2 of Schedule 8.1 (Franchise Payments);

        Revenue Share Adjustment Date means the Payment Date for the 3rd Reporting Period in any Franchisee Year, except in respect of any Revenue Share Adjustment falling due in the final Franchisee Year, for which the provisions of paragraph 5 of Schedule 8.1 (Franchise Payments) shall apply;

        Revenue Share Reconciliation Amount means the amount determined in accordance with paragraph 3.5 of Schedule 8.1 (Franchise Payments);

        Revenue Share Reconciliation Date means the first Payment Date falling no less than 7 days after a determination pursuant to paragraph 3.4 of Schedule 8.1 (Franchise Payments), except in respect of any Revenue Share Reconciliation Amount falling due in the final Franchisee Year, for which the provisions of paragraph 5 of Schedule 8.1 shall apply;

        Revenue Support Adjustment means an adjustment to a Franchise Payment determined in accordance with paragraph 4.6 of Schedule 8.1 (Franchise Payments);

        Revenue Support Adjustment Date means the first Payment Date falling no less than 7 days after either the Authority or the Franchisee claims revenue support pursuant to paragraph 4.1 of Schedule 8.1 (Franchise Payments), except in respect of any Revenue Support Adjustment falling due in the final Franchisee Year and which has not been made during the Franchise Period, for which the provisions of paragraph 5 of Schedule 8.1 shall apply;

        Revenue Support Reconciliation Amount means an amount determined in accordance with paragraph 4.9 of Schedule 8.1 (Franchise Payments);

        Revenue Support Reconciliation Date means the first Payment Date falling no less than 7 days after a determination pursuant to paragraph 4.8 of Schedule 8.1 (Franchise Payments), except in respect of any Revenue Support Reconciliation Amount falling due in the final Franchisee Year and which has not been made during the Franchise Period, for which the provisions of paragraph 5 of Schedule 8.1 shall apply;

        Revised Inputs has the meaning given to it in paragraph 2.1 of Schedule 9.3 (Runs of the Financial Model);

        Revised Reference Revenue Period has the meaning given to it in paragraph 3.1(a) of Schedule 5.7 (Changes to Fares and Fares Regulation);

        Rolling Stock Lease means any agreement for the leasing of rolling stock vehicles listed in paragraph 4 of Appendix 1 to the Conditions Precedent Agreement and any agreement of a similar or equivalent nature (including, any agreement or arrangement for the subleasing, hiring, licensing or other use of rolling stock vehicles) to which the Franchisee is a party from time to time during the Franchise Term whether in addition to, or replacement or substitution for, in whole or in part, any such agreement;

        Rolling Stock Related Contract means any Rolling Stock Lease, Maintenance Contract or Technical Support Contract;

        Rolling Stock Unit means the smallest number of rolling stock vehicles which are normally comprised in a train used by the Franchisee in the provision of the Passenger Services;

        Route means any route specified in the Service Level Commitment which the Franchisee has permission to operate the Passenger Services over pursuant to any Track Access Agreement;

        Route Utilisation Strategy means any route utilisation strategy notified to the Franchisee by the Authority on or before the Franchise Commencement Date or as developed by the Authority from time to time and notified to the Franchisee for the purposes of the Franchise Agreement;

        RSP means Rail Settlement Plan Limited;

        Rules of the Plan has the meaning given to it in the Network Code;

        Rules of the Route has the meaning given to it in the Network Code;

        Run of the Financial Model means an operation of the Financial Model with the Revised Inputs and which complies with the requirements of Schedule 9.3 (Runs of the Financial Model);

        RVAR means the Rail Vehicle Accessibility Regulations 1998 (SI 1998/2456), as amended from time to time;

        Safety Case means the statement of procedures, standards and internal regulations designed to achieve the safe provision or operation of the Franchise Services prepared by the Franchisee and accepted by Network Rail (or any successor thereto) under The Railways (Safety Case) Regulations 1994 or by the HSE (or any successor thereto) under The Railways (Safety Case) Regulations 2000;

        Saver Return Fare means a return fare which is shown as a saver fare in the fares manuals and systems of the RSP as at the date of such manuals;

        Season Ticket Bond means the season ticket bond to be provided to the Authority in respect of the Franchisee's liabilities under certain Fares and Season Ticket Fares in the form set out in Appendix 2 (Form of the Season Ticket Bond) to Schedule 12 (Financial Obligations and Covenants) and such other bond as may replace it from time to time under Schedule 12;

        Season Ticket Fare means:

  (a)
  for the purposes of Schedule 12 (Financial Obligations and Covenants) only, a Fare which entitles the purchaser to make, without further restriction except as to class of accommodation, an unlimited number of journeys in any direction during the period for which, and between the stations and/or the zones for which, such Fare is valid; and

  (b)
  for all other purposes, a Fare which entitles the purchaser to make an unlimited number of journeys in any direction during the period for which, and between the stations and/or the zones for which, such Fare is valid;

        Security Interest means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance or any other agreement or arrangement having substantially the same economic effect;

        Security Specification Standard means the Service Quality Standard in respect of the security of passengers and Franchise Employees when using or delivering the Franchise Services as at the date of the Franchise Agreement, or as amended by the Authority from time to time in accordance with paragraph 1 of Schedule 1.3 (Additional Service Specifications);

        Service Delivery Benchmark means any of the performance levels in respect of Minutes Delay attributable to the Franchisee set out in the Service Delivery Benchmark Table;

        Service Delivery Benchmark Table means the table set out in Appendix 4 (Service Delivery Benchmark Table) to Schedule 7.1 (Performance Benchmarks);

        Service Group has the meaning given to it in the Passenger's Charter when used in relation to the Passenger's Charter, and when used in the Franchise Agreement it has the meaning given to it in the Track Access Agreement, or as specified by the Authority from time to time;

        Service Level Commitment means the service level commitment more particularly described in paragraph 1 of Schedule 1.1 (Service Development) and the first such Service Level Commitment in the agreed terms SLC and any other service level commitment developed in accordance with Schedule 1.1;

        Service Quality Manager means the service quality manager to be employed by the Franchisee to perform the responsibilities of such person specified in Schedule 7.2 (Key Performance Indicators);

        Service Quality Standard means any of:

  (a)
  the Train Presentation Specification Standard;

  (b)
  the Station Environment Specification Standard;

  (c)
  the Information Provision Specification Standard;

  (d)
  the Security Specification Standard; and

  (e)
  the Ticket Selling Specification Standard,

in the agreed terms and marked SQS;

        Service Recovery Plan means, in the event of a prevention or restriction of access to the track or a section of the track (howsoever caused) which results in any Cancellation, Partial Cancellation, and/or any Passenger Service being operated with less passenger carrying capacity than the passenger carrying capacity specified for such Passenger Service in the Train Plan, a plan implemented by the Franchisee:

  (a)
  to minimise the disruption arising from such prevention or restriction of access by operating during such period of disruption, the best possible level of service given such disruption, including by:

  (i)
  keeping service intervals to reasonable durations;

  (ii)
  keeping extended journey times to reasonable durations; and

  (iii)
  managing any resulting overcrowding;

  (b)
  to:

  (i)
  return the level of service to that level specified in the Timetable as soon as reasonably practicable; and

  (ii)
  prior to the attainment of the level of service specified in paragraph (b)(i), operate any reduced level of service agreed with Network Rail for the purpose of minimising such disruption pursuant to paragraph (a);

  (c)
  in accordance with the principles of service recovery set out in the ATOC "Approved Code of Practice: Contingency Planning for Train Service Recovery—Service Recovery 2003"; and

  (d)
  where the particulars of such plan in relation to the requirements of paragraphs (a) and (b) have been:

  (i)
  agreed at an initial and, where required, subsequent telephone conference between the Franchisee, Network Rail and any other affected Train Operator; and

  (ii)
  on each occasion, recorded in an official control log by the relevant Region Control Manager of Network Rail,

and prevention or restriction of access to the track or a section of the track shall have the meaning given to that term in paragraph 1.1(a)(i) of Schedule 10.4 (Force Majeure);

        Settlement Proposal has the meaning given to it in paragraph 3.2 of Schedule 4.2 (Persons with Disabilities and Disability Discrimination);

        Shared Cost Arrangement has the meaning given to it in the Railways Pension Scheme;

        significant alterations shall, in relation to a Timetable, include alterations to the Timetable which result in:

  (a)
  the addition or removal of railway passenger services;

  (b)
  changes to stopping patterns or destinations or origin;

  (c)
  changes of timings for first/last trains by more than 10 minutes;

  (d)
  changes to clockface (or near clockface) service patterns (meaning the provision of railway passenger services at a specified time or times relative to the hour); and

  (e)
  significant changes to journey times and/or key connections at the Station or at other stations at which relevant railway passenger services call;

        Single Fare means a Fare which entitles the purchaser to make, without further restrictions as to the time of day for which the Fare is valid, on any one day, one journey in Standard Class Accommodation between the stations and/or the zones for which the Fare is valid;

        Spares means parts and components of rolling stock vehicles which are available for the purpose of carrying out maintenance services on rolling stock vehicles;

        SQ Audit means any audit conducted by the Franchisee in accordance with Schedule 7.2 (Key Performance Indicators) of the quality of service provided by the Franchisee in the delivery of the Franchise Services;

        SQ Audit Programme means the rolling 12-week forward programme of SQ Audits developed and implemented by the Franchisee in accordance with Schedule 7.2 (Key Performance Indicators);

        Stakeholder means any relevant Rail Passenger's Committee and any relevant Local Authority;

        Standard Class Accommodation means, in respect of any train or service, accommodation which is available to the purchaser of any Fare which, taking into account any rights or restrictions relating to that Fare (other than restrictions relating to accommodation on that train or service), entitles such purchaser to make a journey on that train or service (provided that any accommodation on such train which may have been reserved by such purchaser shall be deemed to have been made so available if, had it not been so reserved, it would have been available for use by such purchaser);

        Station means:

  (a)
  any station in respect of which the Franchisee has entered into a Station Lease; or

  (b)
  any New Station;

        Station Audit Population has the meaning given to it in paragraph 7.6 of Schedule 7.2 (Key Performance Indicators);

        Station Audit Score has the meaning given to it in paragraph 7.7 of Schedule 7.2 (Key Performance Indicators);

        Station Charge Adjustment means any adjustment to payments under an Access Agreement determined in accordance with paragraph 2 of Schedule 8.4 (Track Access Adjustments and Station Charge Adjustments);

        Station Condition Maintenance Programme has the meaning given to it in paragraph 3.1 of Schedule 4.1 (Franchise Facilities);

        Station Environment Specification Standard means the Service Quality Standard in respect of the environment of the Stations as at the date of the Franchise Agreement, or as amended by the Authority and notified to the Franchisee from time to time in accordance with paragraph 1 of Schedule 1.3 (Additional Service Specifications);

        Station Improvement Programme has the meaning given to it in paragraph 10 of Part 2 of Schedule 1.6 (Committed Obligations), including any amendments to such programme from time to time pursuant to such paragraph 10.

        Station KPI Performance Ratio means the ratio determined by the Franchisee for each Reporting Period pursuant to paragraph 8.2 of Schedule 7.2 (Key Performance Indicators) in respect of the results of SQ Audits of Stations in accordance with Part 2 (Station Environment Specification) and Scorecards B and C of Part 3 (Management Processes) to the KPI Audit Score Cards;

        Station Lease means:

  (a)
  any lease of a station set out in paragraph 4.1 of Appendix 2 (List of Conditions Precedent Documents) to the Conditions Precedent Agreement; or

  (b)
  any other station to which the Franchisee becomes the Facility Owner at any time during the Franchise Period;

        Station Service means any service specified in paragraph 3 of Schedule 1.7 (Franchise Services) which may be provided by the Franchisee at the Stations;

        Station Sublease means a lease or sub-lease of premises comprising part or parts of a Station exclusively occupied by another Train Operator;

        Strategy has the meaning given to it in Section 206 of the Transport Act;

        Suburban Station means any station:

  (a)
  which is not a London Station; and

  (b)
  which is one of the following stations, or is closer to London than (and on the same line as) any of the following stations: Alton, Arlesey, Ashwell and Morden, Audley End (but not including origin Stansted Airport), Aylesbury, Bletchley (excluding Bedford branch), Brighton (excluding Coastway), Canterbury East, Christ's Hospital, Crowborough, Earley, East Grinstead, Fleet, Haddenham & Thame Parkway, Harlington, Maidstone East, Margate, Marks Tey (excluding Sudbury branch), Paddock Wood (including the line between Strood and Paddock Wood), Shoeburyness, Southend Victoria, Southminster, Twyford (including Henley branch), Wadhurst, Whitley and Windsor & Eton Riverside;

        Successor Operator means a Train Operator succeeding the Franchisee in the provision or operation of all or any of the Franchise Services including, where the context so admits, the Franchisee where it is to continue to provide or operate the Franchise Services following termination of the Franchise Agreement;

        Supplemental Agreement means a supplemental agreement between the Franchisee and a Successor Operator to be entered into pursuant to a Transfer Scheme, being substantially in the form of Appendix 2 (Form of Supplemental Agreement) to Schedule 15.4 (Provisions Applying on and after Termination), but subject to such amendments as the Authority may reasonably make thereto as a result of any change of law affecting such supplemental agreement or other change of circumstances between the date of the Franchise Agreement and the date on which the relevant Transfer Scheme is made and subject further to paragraph 3.2 of Schedule 15.4;

        Target Passenger Demand means:

  (a)
  the greater of Actual Passenger Demand or Forecast Passenger Demand; or

  (b)
  as directed by the Authority, either:

  (i)
  the lower of such levels of passenger demand; or

  (ii)
  any intermediate level of passenger demand;

        Target Performance Level means, in relation to a Benchmark for any Reporting Period, the number set out in column 2 of the Benchmark Table relating to that Benchmark and in the row of that table for that Reporting Period;

        Target Revenue means, in relation to:

  (a)
  any Franchisee Year, an amount equal to:

    TRxRPI

    where:

    TR
    is the amount specified as Target Revenue in Appendix 1 (Target Revenue (expressed in real terms)) to Schedule 8.2 (Annual Franchise Payments) or as revised in accordance with Schedule 9 (Changes); and

    RPI
    has the meaning given to it in Schedule 8.2;

  (b)
  any Reporting Period wholly within a Franchisee Year other than the first and last Franchisee Years, one thirteenth of the amount determined pursuant to paragraph (a) for that Franchisee Year;

  (c)
  any Reporting Period wholly within the first or last Franchisee Year, the amount determined pursuant to paragraph (a) for that Franchisee Year divided by the number of Reporting Periods wholly within that Franchisee Year; and

  (d)
  any Reporting Period partly within 1 Franchisee Year and partly within the next Franchisee Year, an amount equal to:

    A + B

    where:

    A
    is the amount determined pursuant to paragraphs (b) or (c) (as the case may be) in respect of a Reporting Period wholly within the earlier Franchisee Year, multiplied by the following:

      X/28

      where:

      X
      is the number of days of the Reporting Period that is in the earlier Franchisee Year; and

    B
    is the amount determined pursuant to paragraphs (b) or (c) (as the case may be) in respect of a Reporting Period wholly within the later Franchisee Year, multiplied by the following:

        Y/28

        where:

      Y
      is the number of days of the Reporting Period that is in the later Franchisee Year;

        Taxation means any kind of tax, duty, levy or other charge whether or not similar to any in force at the date of this Agreement and whether imposed by a local, governmental or other competent authority in the United Kingdom or elsewhere;

        Technical Support Contract means a contract for technical support to which the Franchisee is a party, relating to the rolling stock vehicles used in the provision of the Passenger Services;

        Termination Event has the meaning given to it in paragraph 3 of Schedule 10.3 (Events of Default and Termination Event);

        Termination Notice means a notice from the Authority to the Franchisee terminating the Franchise Agreement following an Event of Default or a Termination Event in accordance with Schedule 10.2 (Termination);

        Threshold Amount means an amount, whether positive or negative, which is determined in accordance with the following formula:

  TA = ITA × RPI

where:

  TA
  is the Threshold Amount for any Franchisee Year;

  ITA
  is £426,090;

  RPI
  is ascertained as follows:

    CRPI/ORPI

    where:

    CRPI
    means the Retail Prices Index published in February immediately preceding the commencement of that Franchisee Year; and

    ORPI
    means the Retail Prices Index for February 2004,

    provided that, for the first Franchisee Year RPI shall be 1;

        Through Ticketing (Non-Travelcard) Agreement means the agreement of that name referred to in paragraph 5.5 of the Appendix to Schedule 2.5 (List of Transport, Travel and Other Schemes);

        Ticket Selling Specification Standard means the Service Quality Standard in respect of the selling of tickets at stations by the Franchisee as at the date of the Franchise Agreement, or as amended by the Authority from time to time in accordance with paragraph 1 of Schedule 1.3 (Additional Service Specifications);

        Ticketing and Settlement Agreement means the Ticketing and Settlement Agreement dated 23 July 1995 between RSP, the Franchisee and the other Train Operators named therein, as amended from time to time with the approval of the Authority;

        Timetable means the timetable which reflects the working timetable issued by Network Rail at the conclusion of its timetable development process, published by the Franchisee at the Stations and at other stations in accordance with paragraphs 1 and 2 of Schedule 1.4 (Passenger Facing Obligations) containing the departure and arrival times of:

  (a)
  all Passenger Services which call at such Stations and such other stations; and

  (b)
  principal Connections at such other stations;

        Timetable Development Rights means all or any of the rights of the Franchisee under any Track Access Agreement to:

  (a)
  operate Passenger Services and ancillary movements by virtue of that Track Access Agreement;

  (b)
  deliver any required notification and/or declaration to Network Rail in respect of its intention to exercise any rights;

  (c)
  make or refrain from making any bids for Train Slots, in each case before any relevant priority dates provided for in, and in accordance with, the Network Code;

  (d)
  surrender any Train Slots allocated to the Franchisee by Network Rail in accordance with the Network Code;

  (e)
  object to, make representations, appeal or withhold consent in respect of any actual or proposed act or omission by Network Rail; and

  (f)
  seek from Network Rail additional benefits as a condition to granting any consent to any actual or proposed act or omission by Network Rail;

        Track Access Adjustment means any adjustment to payments under a Track Access Agreement determined in accordance with paragraph 1 of Schedule 8.4 (Track Access Adjustments and Station Charge Adjustments);

        Track Access Agreement means each Access Agreement between Network Rail and the Franchisee which permits the Franchisee to provide the Passenger Services on track operated by Network Rail;

        Train Audit Population has the meaning given to it in paragraph 7.4 of Schedule 7.2 (Key Performance Indicators);

        Train Audit Score has the meaning given to it in paragraph 7.5 of Schedule 7.2 (Key Performance Indicators);

        Train Fleet means the rolling stock vehicles specified in or required by Appendix 1 (The Train Fleet) to Schedule 1.1 (Service Development) and any other rolling stock vehicles the Authority consents to in accordance with paragraph 15 of Schedule 1.1 from time to time;

        Train KPI Performance Ratio means the ratio determined by the Franchisee for each Reporting Period pursuant to paragraph 8.1 of Schedule 7.2 (Key Performance Indicators) in respect of the results of SQ Audits of trains in accordance with Part 1 (Train Presentation Specification) and Scorecard A of Part 3 (Management Processes) to the KPI Audit Score Cards;

        Train Mileage means, in relation to any period, the aggregate train mileage covered during such period by each train used in the provision of the Passenger Services (excluding, any train mileage covered as a result of positioning or other movements of rolling stock vehicles outside the Timetable);

        Train Operator means a franchisee or franchise operator, either of which operate railway passenger services pursuant to a franchise agreement or a Public Sector Operator;

        Train Plan means the plan of the Franchisee for the operation of trains and train formations under the Timetable in the agreed terms marked TP and any other train plan developed in accordance with Schedule 1.1, except that when used in Schedule 7.1 (Performance Benchmarks), it shall have the meaning given to it in paragraph 2.15 of Schedule 7.1;

        Train Presentation Specification Standard means the Service Quality Standard in respect of the condition of rolling stock vehicles when presented for railway passenger service as at the date of the Franchise Agreement, or as amended by the Authority and notified to the Franchisee from time to time in accordance with paragraph 1 of Schedule 1.3 (Additional Service Specifications);

        Train Slots shall have the meaning given to it in the Network Code;

        Transfer Scheme means a transfer scheme made by the Authority under Section 220 and Schedule 21 of the Transport Act (or equivalent statutory provision) pursuant to paragraph 3.1 of Schedule 15.4 (Provisions Applying on and after Termination), being substantially in the form of Appendix 1 (Form of Transfer Scheme) to Schedule 15.4, but subject to such amendments as the Authority may make thereto as a result of any change of Law affecting such transfer scheme or other change of circumstances between the date of the Franchise Agreement and the date on which such scheme is made;

        Transport Act means the Transport Act 2000;

        Travelcard Agreement means the agreement of that name referred to in paragraph 5.4 of the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes);

        Traveline means the telephone enquiry service providing information on all public transport across the United Kingdom;

        TSI means any Technical Standard for Interoperability with which the Franchisee is required to comply pursuant to Directives EU 96/48 and EU 2001/16 and related legislation;

        Turnaround Time means the time specified in the Train Plan between the completion of a Passenger Service in accordance with the Timetable and the commencement of the next Passenger Service in accordance with the Timetable on the same day using some or all of the same rolling stock vehicles;

        Turnover means, in relation to any period, the aggregate revenue (excluding any applicable Value Added Tax) accruing to the Franchisee from the sale of Fares and the receipt of Franchise Payments during such period;

        Updated Business Plan means the revised business plan to be provided prior to the start of each Franchisee Year (other than the first Franchisee Year) in accordance with paragraph 2.3 of Schedule 13.2 (Information);

        Value means the Projected Revenue of a Fares Basket for any Fare Year;

        Value Added Tax means value added tax as provided for in the Value Added Tax Act 1994;

        Variation means a variation to the terms of the Franchise Agreement pursuant to paragraph 1 of Schedule 19 (Other Provisions);

        Weekday means any day other than a Saturday, a Sunday or a Bank Holiday;

        Weekly Season Ticket means a Season Ticket Fare which is valid in Standard Class Accommodation from (and including) the day it first comes into effect until (but excluding) the day which falls 7 days after such day;

        Young Person's Railcard means a Discount Card issued under the Discount Fare Scheme referred to in paragraph 3.2 of the Appendix (List of Transport, Travel and Other Schemes) to Schedule 2.5 (Transport, Travel and Other Schemes); and

        Zone means a zone set out in the map in Schedule 2 of the Travelcard Agreement on the date such agreement came into effect.

4.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the Laws of England and Wales and the parties irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, except as expressly set out in this Agreement.

        IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

THE CORPORATE SEAL OF THE STRATEGIC RAIL AUTHORITY HEREUNTO AFFIXED IS AUTHENTICATED BY: ROBERT PLAMPLIN	}
SIGNED FOR AND ON BEHALF OF THE FRANCHISEE DIRECTOR: DIRECTOR:	}	CHRISTOPHER GARNETT SHAUN MILLS

QuickLinks

DEFINITIONS AGREEMENT relating to THE INTERCITY EAST COAST FRANCHISE AGREEMENT